Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES THIRD QUARTER 2019 RESULTS

BRENTWOOD, Tenn., November 5, 2019 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading short-stay surgical facility owner and operator, today announced results for the third quarter ended September 30, 2019.

•	Revenues increased 4.5% over the prior year period to $452.0 million

◦
None of the Company’s reported revenue metrics incorporate any add-back or adjustment for the impact of Hurricane Dorian in early September, which we estimate reduced reported revenues by over $3 million

◦	Adjusted Revenues increased 3.2% to $458.3 million, prior to any adjustment for Hurricane Dorian

◦	Days adjusted Same-facility Revenues increased 7.6% over prior year period, prior to any adjustment for Hurricane Dorian

•	Net loss attributable to common stockholders of $24.8 million

◦	Adjusted EBITDA increased 5.4% over prior year period to $62.2 million

◦	Adjusted EBITDA does not incorporate any add-back or adjustment for Hurricane Dorian in early September, which we estimate reduced reported results by approximately $1.2 to $1.5 million

•	The Company reiterates its double-digit Adjusted EBITDA growth for full-year 2019
Wayne DeVeydt, Chief Executive Officer of Surgery Partners, stated, “Our strong third quarter results reflect continued strong top-line growth and margin expansion that positions us well to achieve our full year target of double-digit Adjusted EBITDA growth. For the fifth quarter in a row we grew days adjusted same-facility revenues, either achieving the high end or exceeding our long-term growth target of 4-6% in each of these five quarters. Our nearly 8% same-facility revenue growth in the third quarter is particularly impressive when we consider that Hurricane Dorian closed many of our surgical facilities along the southeastern coast for anywhere from one to four days.”
“We are also very pleased with the continued favorable actions taken by CMS to benefit ASCs, including the announcement Friday that Medicare total knee replacement and certain cardiac procedures would move to ASCs in 2020, that Medicare total hip replacement procedures would be removed from the inpatient only list, and that ASCs would receive a 2.6% aggregate Medicare rate increase next year. Surgery Partners is on the right side of history as it relates to quality, cost-effective healthcare delivery, and government regulation continues to reflect this.”
Tom Cowhey, Chief Financial Officer of Surgery Partners commented, “We continue to be impressed with the underlying strength of our operations and the impact of our strategic initiatives as we continue to grow the top line and enhance Adjusted EBITDA. Our third quarter Adjusted EBITDA growth, combined with improving operating cash flows and prudent investments, have started us on a path to achieve our deleveraging goals.”
Third Quarter 2019 Results
Adjusted Revenues for the third quarter of 2019 increased 3.2% to $458.3 million from $444.0 million for the third quarter of 2018. Same-facility revenues for the third quarter of 2019 increased 9.7% from the same period last year, with a 6.7% increase in revenue per case and a 2.8% increase in same-facility cases. When adjusted for the additional business day in the third quarter of 2019, same-facility revenues were up 7.9%. For the third quarter of 2019, the Company’s net loss attributable to common stockholders and Adjusted EBITDA was $24.8 million and $62.2 million, respectively, compared to $29.2 million and $59.0 million for the same period last year.
Adjusting for the impact of facilities closed or divested in 2018, revenue growth would have been approximately 9% and EBITDA growth would have been approximately 13% over the prior year quarter.

Third quarter and year-to-date performance does not incorporate any add-back or adjustment for the impact of Hurricane Dorian in early September, which the Company estimates reduced third quarter Adjusted revenues by over $3 million and also reduced Adjusted EBITDA by approximately $1.2 to $1.5 million.
Year to Date 2019 Results
Revenues year-to-date 2019 increased 2.6% over the prior year period to $1,314.2 million while Adjusted Revenues increased 2.3% to $1,336.0 million from $1,306.1 million for the same period last year. Same-facility revenues for year-to-date 2019 increased 7.6% from the same period last year (there were the same number of business days in both periods). For year-to-date 2019, the Company’s net loss attributable to common stockholders and Adjusted EBITDA were $82.0 million and $174.2 million, respectively, compared to $81.9 million and $161.4 million for the same period last year.
Liquidity
Surgery Partners had cash and cash equivalents of $111.3 million and $115.2 million of borrowing capacity under its revolving credit facility at September 30, 2019. Cash flows from operating activities was $56.9 million in the third quarter, an increase of 93.5% as compared to the prior year quarter. Net operating cash inflows, defined as operating cash flows less distributions to non-controlling interests, were $28.3 million for the third quarter of 2019. The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement have lowered to 7.6x at the end of the third quarter of 2019.
Guidance
The Company continues to project that it will be able to grow revenues at a low single-digit percentage rate in 2019; when the 2018 baseline is adjusted for divested revenues, 2019 revenue growth is projected to be high single digits. The Company also continues to project that it will be able to grow Adjusted EBITDA at a double-digit percentage rate in 2019. The Company’s outlook does not incorporate the impact of unidentified acquisitions and also does not include the impact of de novo activity.
Conference Call Information
Surgery Partners will hold a conference call today, November 5, 2019 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-451-6152, or for international callers, 1-201-389-0879. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13695607. The replay will be available until November 19, 2019.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about Surgery Partners, please visit the Company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 31 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for 2019 and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” “may,” “could,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, our ability to execute on our operational and strategic initiatives, the timing and impact of our portfolio optimization efforts, our ability to continue to improve same-facility volume and revenue growth on the timeline anticipated, if at all, our ability to successfully integrate acquisitions, the anticipated impact and timing of our ongoing efficiency efforts, including insurance consolidations and completed headcount actions, as well as our ongoing procurement and revenue cycle efforts, the impact of adverse weather conditions and other events outside of our control, whether or not a settlement is reached with the government relating to the previously disclosed investigation, the terms of any such settlement and the ongoing cost of complying with the terms of any such settlement, as well as the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted net loss attributable to common stockholders, Adjusted net loss per share attributable to common stockholders, Adjusted EBITDA and Adjusted Revenues, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to revenue, net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
Selected Consolidated Financial Data
(Dollars in millions, except per share amounts, shares in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenues	$452.0	$432.4	$1,314.2	$1,280.3
Operating expenses:
Salaries and benefits	139.3	131.4	401.2	395.2
Supplies	126.2	120.1	364.6	355.7
Professional and medical fees	38.5	34.9	110.0	107.3
Lease expense	21.4	21.7	63.0	64.9
Other operating expenses	27.7	26.2	80.8	78.6
Cost of revenues	353.1	334.3	1,019.6	1,001.7
General and administrative expenses	19.9	19.4	64.9	69.7
Depreciation and amortization	18.4	17.0	56.3	49.4
Income from equity investments	(2.4)	(1.9)	(6.6)	(6.3)
Loss (gain) on disposals and deconsolidations, net	0.6	12.6	(7.0)	15.9
Transaction and integration costs	3.4	7.1	11.6	23.8
Loss on debt extinguishment	—	—	11.7	—
Other income	—	(1.1)	(0.4)	(3.6)
Total operating expenses	393.0	387.4	1,150.1	1,150.6
Operating income	59.0	45.0	164.1	129.7
Tax receivable agreement expense	—	—	(2.4)	—
Interest expense, net	(45.7)	(37.2)	(134.1)	(107.3)
Income before income taxes	13.3	7.8	27.6	22.4
Income tax expense	2.4	5.8	5.1	10.9
Net income	10.9	2.0	22.5	11.5
Less: Net income attributable to non-controlling interests	(26.6)	(23.0)	(78.1)	(69.5)
Net loss attributable to Surgery Partners, Inc.	(15.7)	(21.0)	(55.6)	(58.0)
Less: Amounts attributable to participating securities	(9.1)	(8.2)	(26.4)	(23.9)
Net loss attributable to common stockholders	$(24.8)	$(29.2)	$(82.0)	$(81.9)

Net loss per share attributable to common stockholders
Basic	$(0.51)	$(0.61)	$(1.70)	$(1.71)
Diluted (1)	$(0.51)	$(0.61)	$(1.70)	$(1.71)
Weighted average common shares outstanding
Basic	48,310	48,038	48,265	48,020
Diluted (1)	48,310	48,038	48,265	48,020

(1)	The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Dollars in millions, except per case and per share amounts)

	September 30, 2019	December 31, 2018
Balance Sheet Data:
Cash and cash equivalents	$111.3	$184.3
Total current assets	517.9	588.3
Total assets	4,917.5	4,676.3

Current maturities of long-term debt	51.3	55.6
Total current liabilities	381.5	349.3
Long-term debt, less current maturities	2,403.0	2,270.9
Total liabilities	3,210.8	2,891.5

Non-controlling interests—redeemable	314.5	326.6
Redeemable preferred stock	385.7	359.3

Total Surgery Partners, Inc. stockholders' equity	328.7	404.6
Non-controlling interests—non-redeemable	677.8	694.3
Total stockholders' equity	1,006.5	1,098.9

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$56.9	$29.4	$104.1	$99.1
Investing activities	(18.9)	(11.8)	(61.8)	(66.6)
Capital expenditures	(18.4)	(10.7)	(50.2)	(26.6)
Payments for acquisitions, net of cash acquired	(0.6)	(7.3)	(13.8)	(55.2)
Financing activities	(44.1)	(34.6)	(115.3)	(128.3)
Distributions to non-controlling interests	(28.6)	(24.3)	(89.5)	(80.1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Other Data:
Number of surgical facilities as of the end of period	128	124	128	124
Number of consolidated surgical facilities as of the end of period	107	105	107	105

Cases	129,908	127,199	387,613	383,713
Adjusted Revenue per case	$3,528	$3,491	$3,447	$3,404
Adjusted EBITDA	$62.2	$59.0	$174.2	$161.4
Adjusted EBITDA margin (2)	13.6%	13.3%	13.0%	12.4%
Adjusted net loss per share attributable to common stockholders - Basic	$(0.28)	$(0.19)	$(0.99)	$(0.63)
Adjusted net loss per share attributable to common stockholders - Diluted	$(0.28)	$(0.19)	$(0.99)	$(0.63)

(2)	Defined as Adjusted EBITDA as a % of Adjusted Revenues. A reconciliation of these non-GAAP financial measures appears below.

SURGERY PARTNERS, INC.
Supplemental Information
(Dollars in millions, except per case amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Same-facility Information (3):
Cases	138,414	134,620	410,473	401,626
Case growth	2.8%	N/A	2.2%	N/A
Revenue per case	$3,268	$3,064	$3,205	$3,045
Revenue per case growth	6.7%	N/A	5.3%	N/A
Number of work days in the period	64	63	191	191
Case growth (days adjusted)	1.2%	N/A	2.2%	N/A
Revenue growth (days adjusted)	7.9%	N/A	7.6%	N/A

(3)
Same-facility information includes cases and revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Segment Revenues:
Surgical facility services	$431.1	$410.2	$1,250.9	$1,211.5
Ancillary services	20.0	19.6	60.3	60.4
Optical services	0.9	2.6	3.0	8.4
Total revenues	$452.0	$432.4	$1,314.2	$1,280.3

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted EBITDA:
Surgical facility services	$77.1	$74.5	$223.9	$216.5
Ancillary services	0.9	0.9	3.5	2.9
Optical services	0.4	0.6	1.3	2.1
All other	(16.2)	(17.0)	(54.5)	(60.1)
Total adjusted EBITDA	$62.2	$59.0	$174.2	$161.4

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions)

The following table reconciles Adjusted Revenues to revenues in the selected consolidated financial information, the most directly comparable GAAP measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted Revenues (4):
Revenues	$452.0	$432.4	$1,314.2	$1,280.3
Add: provision for doubtful accounts	6.3	11.6	21.8	25.8
Total Adjusted Revenues	$458.3	$444.0	$1,336.0	$1,306.1

(4)
In accordance with a new accounting standard that was effective prospectively beginning January 1, 2018, we reflected our estimated provision for doubtful accounts net of revenues rather than as an operating expense, as it had historically been presented. Adjusted Revenues add back the estimated provision for doubtful accounts. We believe such an adjustment is appropriate, as the new standard did not affect historical results prior to 2018, which impacts historical comparability. Our calculation of adjusted revenues may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA to income before income taxes in the reported condensed consolidated financial information, the most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Income before income taxes	$13.3	$7.8	$27.6	$22.4

Net income attributable to non-controlling interests	(26.6)	(23.0)	(78.1)	(69.5)
Depreciation and amortization	18.4	17.0	56.3	49.4
Interest expense, net	45.7	37.2	134.1	107.3
Equity-based compensation expense	2.7	1.5	7.6	6.3
Transaction, integration and acquisition costs (6)	5.3	7.5	16.8	25.4
(Loss) gain on disposals and deconsolidations, net	0.6	12.6	(7.0)	15.9
Litigation costs	2.8	—	2.8	—
Loss on debt extinguishment	—	—	11.7	—
Tax receivable agreement expense	—	—	2.4	—
Contingent acquisition compensation expense	—	0.5	—	1.5
Reserve adjustments (7)	—	(2.1)	—	2.7
Adjusted EBITDA (5)	$62.2	$59.0	$174.2	$161.4

(5)
We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations.

Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

(6)
For the three months ended September 30, 2019 and 2018, this amount includes transaction and integration costs of $3.4 million and $7.1 million, respectively, and acquisition costs of $0.5 million and $0.4 million, respectively. This amount further includes start-up costs related to a de novo surgical hospital of $1.4 million for the three months ended September 30, 2019, with no comparable costs in the 2018 period. For the nine months ended September 30, 2019 and 2018, this amount includes transaction and integration costs of $11.6 million and $23.8 million, respectively, and acquisition costs of $2.0 million and $1.6 million, respectively. This amount further includes start-up costs related to a de novo surgical hospital of $3.2 million for the nine months ended September 30, 2019, with no comparable costs in the 2018 period.

(7)	This amount represents adjustments to revenue in order to apply consistent policies to businesses acquired by Surgery Partners in prior periods.

The following table presents Adjusted Revenue and Adjusted EBITDA growth for the three months ended September 30, 2019 compared to the three months ended September 30, 2018, adjusted for the impact of closed or divested facilities:

	Adjusted Revenues	Adjusted EBITDA

Adjusted Revenues/Adjusted EBITDA for the three months ended September 30, 2018	$444.0	$59.0
Less: Adjusted Revenues/Adjusted EBITDA from divested facilities	(25.0)	(3.8)
	419.0	55.2
Adjusted Revenues/Adjusted EBITDA for three months ended September 30, 2019	458.3	62.2
Adjusted Revenue/Adjusted EBITDA growth	39.3	7.0
Percentage Adjusted Revenue/Adjusted EBITDA growth adjusted for the impact of closed or divested facilities	9.4%	12.7%

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions, except per share amounts, shares in thousands)

From time to time, the Company incurs certain non-recurring gains or losses that are normally non-operational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders as supplements to the comparable GAAP measures. Adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders should not be considered measures of financial performance under GAAP, and the items excluded from such measures are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to the comparable GAAP measures as presented in the consolidated financial statements.
The following table reconciles net income as reflected in the consolidated statements of operations to adjusted net loss used to calculate adjusted net loss per share attributable to common stockholders:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Consolidated Statements of Operations Data:
Net Income	$10.9	$2.0	$22.5	$11.5
Plus (minus):
Net income attributable to non-controlling interests	(26.6)	(23.0)	(78.1)	(69.5)
Amounts attributable to participating securities	(9.1)	(8.2)	(26.4)	(23.9)
Equity-based compensation expense	2.7	1.5	7.6	6.3
Transaction, integration and acquisition costs	5.3	7.5	16.8	25.4
Loss (gain) on disposals and deconsolidations, net	0.6	12.6	(7.0)	15.9
Litigation costs	2.8	—	2.8	—
Loss on debt extinguishment	—	—	11.7	—
Tax receivable agreement expense	—	—	2.4	—
Contingent acquisition compensation expense	—	0.5	—	1.5
Reserve adjustments	—	(2.1)	—	2.7
Adjusted net loss attributable to common stockholders	$(13.4)	$(9.2)	$(47.7)	$(30.1)

Adjusted net loss per share attributable to common stockholders
Basic	$(0.28)	$(0.19)	$(0.99)	$(0.63)
Diluted (8)	$(0.28)	$(0.19)	$(0.99)	$(0.63)
Weighted average common shares outstanding
Basic	48,310	48,038	48,265	48,020
Diluted (8)	48,310	48,038	48,265	48,020

(8)	The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

Contact

Thomas F. Cowhey, Chief Financial Officer
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com